RECORDING REQUESTED BY AND	)
WHEN RECORDED RETURN TO:	)
VINSON & ELKINS L.L.P.	)
1001 Fannin, Suite 2500)
First City Tower	)
Houston, TX 77002-6760)
Attn: Bradley Parkman	)

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO A COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

(Oklahoma)

MORTGAGE, FIXTURE FILING,

ASSIGNMENT OF AS-EXTRACTED COLLATERAL,

SECURITY AGREEMENT AND FINANCING STATEMENT

FROM

OSAGE EXPLORATION AND DEVELOPMENT, INC.

as Mortgagor

to

APOLLO INVESTMENT CORPORATION,

as Mortgagee and Administrative Agent

A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION

OF THIS INSTRUMENT IS SUFFICIENT AS

A FINANCING STATEMENT

THIS MORTGAGE IS A MORTGAGE ON OIL AND GAS LEASES AND LEASEHOLD ESTATES, AS SUCH, NO REAL ESTATE MORTGAGE TAX IS DUE.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS PROCEEDS OF MORTGAGED PROPERTY.

THIS INSTRUMENT COVERS MINERALS, AS-EXTRACTED COLLATERAL AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS) AND WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELL OR WELLS LOCATED ON THE PROPERTIES DESCRIBED IN THE EXHIBITS HERETO. THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE COUNTY RECORDERS OF THE COUNTIES LISTED ON THE EXHIBITS HERETO. MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN THE EXHIBITS ATTACHED HERETO.

PORTIONS OF THE MORTGAGED PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN THE EXHIBITS HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED. MORTGAGOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

TABLE OF CONTENTS

		Page
ARTICLE I.
DEFINITIONS

Section 1.01	Defined Terms	1
Section 1.02	Definitions	1

ARTICLE II.
GRANT OF LIEN AND INDEBTEDNESS SECURED

Section 2.01	Grant of Liens	2
Section 2.02	Grant of Security Interest	4
Section 2.03	Indebtedness Secured	4
Section 2.04	Fixture Filing, As-Extracted Collateral, Etc.	5
Section 2.05	Pro Rata Benefit	5

ARTICLE III.
ASSIGNMENT OF AS-EXTRACTED COLLATERAL

Section 3.01	Assignment	5
Section 3.02	No Modification of Payment Obligations	6

ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01	Title	6
Section 4.02	Defend Title	6
Section 4.03	Not a Foreign Person	7
Section 4.04	Power to Create Lien and Security	7
Section 4.05	Revenue and Cost Bearing Interest	7
Section 4.06	Failure to Perform	7

ARTICLE V.
RIGHTS AND REMEDIES

Section 5.01	Event of Default	7
Section 5.02	Foreclosure and Sale	8
Section 5.03	Substitute Mortgagees and Agents	9
Section 5.04	Judicial Foreclosure; Receivership	9
Section 5.05	Foreclosure for Installments	9
Section 5.06	Separate Sales	9
Section 5.07	Possession of Mortgaged Property	9
Section 5.08	Power of Sale	10
Section 5.09	Remedies Cumulative, Concurrent and Nonexclusive	10
Section 5.10	No Release of Obligations	10

- i -

Exhibit A

- ii -

MORTGAGE, FIXTURE FILING,

ASSIGNMENT OF AS-EXTRACTED COLLATERAL,

SECURITY AGREEMENT AND FINANCING STATEMENT

This MORTGAGE, FIXTURE FILING, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT AND FINANCING STATEMENT (the “Mortgage”) is entered into as of the effective time and date hereinafter stated, by Osage Exploration and Development, Inc., a Delaware corporation (the “Mortgagor”), to Apollo Investment Corporation, as Administrative Agent (“Mortgagee”).

RECITALS:

A.       On April 27, 2012, the Mortgagor, as issuer, the Holders and Mortgagee, as administrative agent for the Holders, entered into that certain Note Purchase Agreement (such agreement, as may from time to time be amended, modified, supplemented or replaced, the “Note Purchase Agreement”), pursuant to which, upon the terms and conditions stated therein, the Holders have purchased Notes from the Mortgagor.

B.       From time to time the Mortgagor may enter into Secured Swap Agreements with Permitted Swap Providers who shall be entitled to the benefits of this Mortgage (the Secured Swap Agreements together with the Note Documents other than the Holder Warrants, the “Secured Documents”).

C.       The Mortgagee and the Secured Parties (as defined below) have conditioned their obligations under the Secured Documents upon the execution and delivery by the Mortgagor of this Mortgage and the Mortgagor has agreed to enter into this Mortgage to secure all obligations owing to the Mortgagee and the Secured Parties from time to time under the Secured Documents.

D.       Therefore, in order to comply with the terms and conditions of the Note Purchase Agreement and the Secured Swap Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

ARTICLE I.

DEFINITIONS

Section 1.01       Defined Terms. Any capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning assigned to such term in the Note Purchase Agreement, and any capitalized or uncapitalized terms which are defined in the UCC on the date hereof shall have the meaning assigned thereto.

Section 1.02       Definitions.

“Intercreditor Agreement” shall mean any intercreditor agreement entered into among the Administrative Agent, a Note Party and a Permitted Swap Provider.

“Permitted Swap Provider” means any counterparty to a Swap Agreement with the Issuer that has entered into an Intercreditor Agreement.

“Secured Parties” means each Holder, the Administrative Agent, each Permitted Swap Provider, each Indemnitee and any legal owner, holder, assignee or pledgee of any Indebtedness.

“Secured Swap Agreement” means any Swap Agreement entered into between the Mortgagor and a Permitted Swap Provider.

“Security Termination” means such time as when each of the following shall have occurred: (i) the Obligations have been paid in full in cash, (ii) the Notes and all commitments under the Note Purchase Agreement have been terminated, and (iii) all Secured Swap Agreements have been terminated (other than Secured Swap Agreements with respect to which other arrangements satisfactory to the Permitted Swap Provider and the Issuer have been made). For purposes of clarification, “Security Termination” shall have occurred for purposes of this Agreement if the three events provided in clauses (i)-(iii) above have occurred, and the occurrence of “Security Termination” shall not be affected by (a) whether or not one or more Holders have or have not exercised their respective rights under Section 2 or Section 8 of the Holder Warrants or (b) inchoate indemnity obligations under the Note Documents that survive the termination of any such Note Document.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

ARTICLE II.

GRANT OF LIEN AND INDEBTEDNESS SECURED

Section 2.01       Grant of Liens. To secure payment of the Indebtedness (as hereinafter defined) and the performance of the covenants and obligations herein contained, Mortgagor does by these presents hereby GRANT, BARGAIN, MORTGAGE, TRANSFER and CONVEY unto Mortgagee, and Mortgagee’s successors and substitutes hereunder, with power of sale, for the use and benefit of Mortgagee and the Secured Parties, the real and personal property, rights, titles, interests and estates described in the following paragraphs (a) through (f) (collectively called the “Mortgaged Property”):

(a)       All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas leases and/or oil, gas and other mineral leases, wellbore interests, overriding royalty interests and other interests and estates and the lands and premises covered or affected thereby and are described on Exhibit A hereto (collectively called the “Hydrocarbon Property”) or which Hydrocarbon Property is otherwise referred to herein, and specifically, but without limitation, the undivided interests of Mortgagor which are more particularly described on attached Exhibit A.

(b)       All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Hydrocarbon Property; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Hydrocarbon Property including, without limitation, those units which may be described or referred to on attached Exhibit A; (iii) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements described or referred to in this Mortgage or which relate to any of the Hydrocarbon Property or interests in the Hydrocarbon Property described or referred to herein or on attached Exhibit A or to the production, sale, purchase, exchange, processing, handling, storage, transporting or marketing of the Hydrocarbons (as hereinafter defined) from or attributable to such Hydrocarbon Property or interests; and (iv) the Hydrocarbon Property described on attached Exhibit A and covered by this Mortgage even though Mortgagor’s interests therein be incorrectly described or a description of a part or all of such Hydrocarbon Property or Mortgagor’s interests therein be omitted; it being intended by Mortgagor and Mortgagee herein to cover and affect hereby all interests which Mortgagor may now own or may hereafter acquire in and to the Hydrocarbon Property notwithstanding that the interests as specified on Exhibit A may be limited to particular lands, specified depths or particular types of property interests.

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(c)       All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the “Hydrocarbons”) which may be produced and saved from or attributable to the Hydrocarbon Property, the lands pooled or unitized therewith and Mortgagor’s interests therein, including all saleable oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Property, the lands pooled or unitized therewith and Mortgagor’s interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage.

(d)       All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Property, rights, titles, interests and estates described or referred to in paragraphs (a) and (b) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Hydrocarbon Property or the lands pooled or unitized therewith including any and all oil wells, gas wells, injection wells or other wells, building, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering systems, field gathering systems, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties.

(e)       All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Hydrocarbon Property rights, titles, interests and estates and every part and parcel thereof, including, without limitation, the Hydrocarbon Property rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Liens to which any of the Hydrocarbon Property rights, titles, interests or estates are subject, or otherwise; all rights of Mortgagor to liens and security interests securing payment of proceeds from the sale of production from the Mortgaged Property; together with any and all renewals and extensions of any of the Hydrocarbon Property rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Mortgagor in and to the Hydrocarbon Property rights, titles, interests or estates.

(f)       All present and future increases, profits, combinations, reclassifications, improvements and products of, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and substitutes and replacements for, all or any part of the Mortgaged Property described in this or any other clause of this Section 2.01.

Any fractions or percentages specified on attached Exhibit A in referring to Mortgagor’s interests are solely for purposes of the acknowledgement of Mortgagor set forth in Section 2.04(iv) and the warranties made by Mortgagor pursuant to Sections 4.01 and 4.05 hereof and shall in no manner limit the quantum of interest affected by this Section 2.01 with respect to any Hydrocarbon Property or with respect to any unit or well identified on said Exhibit A.

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TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and to his successors and assigns forever to secure the payment of the Indebtedness (hereinafter defined) and to secure the performance of the covenants, agreements, and obligations of Mortgagor herein contained.

Section 2.02       Grant of Security Interest. The Mortgagor hereby grants to the Mortgagee, for its benefit and the benefit of the Secured Parties, a security interest in and to all of the Mortgagor’s rights, titles and interests in and to the following Property of the Mortgagor now owned or at any time hereafter acquired by the Mortgagor or in which the Mortgagor now have or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness (as defined herein):

(1)       all Accounts relating to the Mortgaged Property;

(2)       all General Intangibles (including, without limitation, rights in and under any Swap Agreement) and all rights under insurance contracts and rights to insurance proceeds relating to the Mortgage;

(3)       all Inventory, all Equipment and all Fixtures relating to the Mortgaged Property;

(4)       all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(5)       all As-Extracted Collateral relating to the Mortgaged Property; and

(6)       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, third-party guarantees and other Supporting Obligations given with respect to any of the foregoing.

Section 2.03       Indebtedness Secured. This Mortgage is executed and delivered by Mortgagor to secure and enforce the following (the “Indebtedness”):

(a)       all indebtedness, fees, interest, indemnities, reimbursements, premiums, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, of the Mortgagor arising out of or under the Note Purchase Agreement.

(b)       all additional loans or advances made by the Lenders to or for the benefit of Mortgagor pursuant to the Note Purchase Agreement or any other Note Document (Mortgagor agrees that any such additional loans or advances shall be secured by this Mortgage).

(c)       payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any Secured Swap Agreement now existing or hereafter in effect.

(d)       any sums which may be advanced or paid by Mortgagee or any Secured Party under the terms hereof or of the Note Purchase Agreement or any Secured Document on account of the failure of the Mortgagor or any Affiliate to comply with the covenants of the Mortgagor contained herein, or the failure of the Mortgagor to comply with the covenants of the Mortgagor or any other obligor contained herein, in the Note Purchase Agreement or any other Secured Document; and all other indebtedness of the Mortgagor arising pursuant to the provisions of this Mortgage or any Secured Document, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest or in connection with collection, whether due after acceleration or otherwise and any and all renewals, modifications, substitutions, rearrangements or extensions of any of the foregoing, whether in whole or in part.

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(e)       all interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of all of the Indebtedness described in this Section 2.03 and all costs of collection and reasonable attorneys’ fees, all as provided herein, in the Note Purchase Agreement and the other Secured Documents and any and all renewals, modifications, substitutions, rearrangements or extensions of any of the foregoing, whether in whole or in part.

Section 2.04       Fixture Filing, As-Extracted Collateral, Etc.. Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the land described or to which reference is made herein or on attached Exhibit A; (ii) the security interests created hereby under applicable provisions of the Oklahoma Uniform Commercial Code will attach to As-Extracted Collateral, including the Hydrocarbons (minerals including oil and gas) or the accounts resulting from the sale thereof at the wellhead or minehead located on the land described or to which reference is made herein; (iii) this Mortgage is to be filed of record in the real estate records as a financing statement; and (iv) Mortgagor is the record owner of the real estate or interests in the real estate comprised of the Mortgaged Property to the extent of the undivided interests specified in Exhibit A.

Section 2.05       Pro Rata Benefit. This Mortgage is executed and granted for the pro rata benefit and security of the Mortgagee and the Secured Parties until Security Termination.

ARTICLE III.

ASSIGNMENT OF AS-EXTRACTED COLLATERAL

Section 3.01       Assignment. As additional security hereunder, Mortgagor has absolutely and unconditionally granted, assigned, transferred and conveyed, and does hereby absolutely and unconditionally grant, assign, transfer and convey unto Mortgagee, for its benefit and the benefit of the Secured Parties, all of the As-Extracted Collateral relating to the Hydrocarbons and all products obtained or processed therefrom, and the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as “take or pay” payments or settlements. The Hydrocarbons and products are to be delivered into pipe lines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of Mortgagee, for its benefit and the benefit of Lenders and other holders of the Indebtedness; and all such revenues and proceeds shall be paid directly to Mortgagee, at its headquarters in New York, New York, with no duty or obligation of any party paying the same to inquire into the rights of Mortgagee to receive the same, what application is made thereof, or as to any other matter. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by Mortgagee or any party in order to have said proceeds and revenues so paid to Mortgagee. Mortgagee is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a bank account as additional collateral securing the Indebtedness; and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. All proceeds received by Mortgagee pursuant to this grant and assignment shall be applied as provided in Section 5.14. Mortgagee shall not be liable for any delay, neglect or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but Mortgagee shall have the right, at its election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee and/or Mortgagor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by Mortgagor. Mortgagor hereby appoints Mortgagee as its attorney-in-fact to pursue any and all rights of Mortgagor to liens on and security interests in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. In addition to the rights granted to Mortgagee in Section 2.01(f) of this Mortgage, Mortgagor hereby further transfers and assigns to Mortgagee any and all such liens, security interests, financing statements or similar interests of Mortgagor attributable to its interest in the Hydrocarbons and proceeds of runs therefrom arising under or created by any statutory provision, judicial decision or otherwise. The power of attorney granted to Mortgagee in this Section 3.01, being coupled with an interest, shall be irrevocable until Security Termination. Until such time as an Event of Default or a Triggering Event has occurred and is continuing, but subject to the provisions of the Note Purchase Agreement, Mortgagee hereby grants to Mortgagor a license to sell, receive and receipt for proceeds from the sale of Hydrocarbons, which license shall automatically terminate upon such Event of Default or such Triggering Event and for so long as the same continues.

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Section 3.02       No Modification of Payment Obligations. Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all principal and interest owing on the Indebtedness when and as the same become due regardless of whether the proceeds of the Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Indebtedness.

ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Mortgagor hereby represents, warrants and covenants as follows:

Section 4.01       Title. To the extent of the undivided interests specified on attached Exhibit A, Mortgagor has good and defensible title to the Mortgaged Property. The Mortgaged Property is free of any and all Liens except Permitted Encumbrances and the Liens permitted by Section 7.2(d) of the Note Purchase Agreement.

Section 4.02       Defend Title. This Mortgage is, and always will be kept, a direct first Lien and security interest upon the Mortgaged Property provided that certain Permitted Encumbrances and the Liens permitted by Section 7.2(d) of the Note Purchase Agreement may exist on the Mortgaged Property that have priority by operation of law but no intent to subordinate the first priority of the Liens created hereby is intended or inferred to the extent no such priority otherwise exists, and Mortgagor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on a parity with the Lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits and other income therefrom. Mortgagor will warrant and defend the title to the Mortgaged Property against the claims and demands of all other persons whomsoever and will maintain and preserve the Lien created hereby so long as any of the Indebtedness secured hereby remains unpaid. Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property other than Permitted Liens, Mortgagor agrees it will use commercially reasonable efforts to defend or cause such action to be taken against such adverse claim or take appropriate action to remove such cloud at Mortgagor’s cost and expense, and Mortgagor further agrees that after the occurrence and during the continuance of an Event of Default or a Triggering Event, Mortgagee may take such other action as it deems advisable to protect and preserve its interests in the Mortgaged Property, and in such event Mortgagor will indemnify Mortgagee against any and all cost, attorney’s fees and other expenses which it may reasonably incur in defending against any such adverse claim or taking action to remove any such cloud.

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Section 4.03       Not a Foreign Person. Mortgagor is not a “foreign person” within the meaning of the Internal Revenue Code Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code and any regulations promulgated thereunder).

Section 4.04       Power to Create Lien and Security. Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a security interest in all of the Mortgaged Property in the manner and form herein provided. No authorization, approval, consent or waiver of any lessor, sublessor, Governmental Authority or other party or parties whomsoever is required in connection with the execution and delivery by Mortgagor of this Mortgage except to the extent the approval or consent of the Department of the Interior, United States of America, state agencies or similar Governmental Authority, as the case may be, is required by applicable law or regulation to the transfer or assignment of an interest in any of the Mortgaged Property.

Section 4.05       Revenue and Cost Bearing Interest. Mortgagor’s ownership of the Hydrocarbon Property and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Permitted Liens, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbon Property specified as Net Revenue Interest on attached Exhibit A and will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as Working Interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A except to the extent of any proportionate corresponding increase in the Net Revenue Interest.

Section 4.06       Failure to Perform. Mortgagor agrees that if Mortgagor fails to perform any act or to take any action which Mortgagor is required to perform or take hereunder or pay any money which Mortgagor is required to pay hereunder, Mortgagee, in Mortgagor’s name or its own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by Mortgagee and any money so paid by it shall be a demand obligation owing by Mortgagor to Mortgagee, and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Mortgagor to Mortgagee pursuant to this Mortgage shall bear interest from the date of such expenditure or payment to such Person until paid at the post default rate set forth in Section 2.6(c) of the Note Purchase Agreement, and all such amounts together with such interest thereon shall be a part of the Indebtedness described in Section 2.03 hereof.

ARTICLE V.

RIGHTS AND REMEDIES

Section 5.01       Event of Default. An “Event of Default” under the Note Purchase Agreement shall be an Event of Default under this Mortgage.

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Section 5.02       Foreclosure and Sale. (a) If an Event of Default or a Triggering Event shall occur and be continuing, Mortgagee shall have the right and option to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Mortgaged Property may be sold in any such jurisdiction and any such notice shall designate the jurisdiction where such Mortgaged Property is to be sold. Nothing contained in this Section 5.02 shall be construed so as to limit in any way Mortgagee’s rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Mortgagee. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Mortgagee shall contain a warranty of title as is customarily given (but in no event broader than the warranty of title received by Mortgagor as to such property), binding upon Mortgagor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Mortgagee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor, and (vii) to the extent and under such circumstances as are permitted by law, Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Indebtedness (in the order of priority set forth in Section 5.14 hereof) in lieu of cash payment.

(b)       If an Event of Default or a Triggering Event shall occur and be continuing, this Mortgage may be foreclosed as to the Mortgaged Property, or any part thereof, in any manner permitted by applicable law.

(c)        In addition to any indemnity granted by any of the other Note Documents, in connection with any action taken by the Mortgagee or any other Indemnitee, such Indemnitee shall not be liable for any loss sustained by the Mortgagor resulting from (a) an assertion that such Indemnitee has received funds from the production of Hydrocarbons claimed by third persons or (b) any act or omission of any Indemnitee in administering, managing, operating or controlling the Mortgaged Property including such loss which may result from the ordinary negligence of an Indemnitee, unless such loss is caused by the willful misconduct or gross negligence of an Indemnitee, nor shall the Mortgagee and/or any Secured Party be obligated to perform or discharge any obligation, duty or liability of the Mortgagor.

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Section 5.03       Substitute Mortgagees and Agents. Mortgagee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee, his successor or substitute. If Mortgagee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute mortgagee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute mortgagee conducting the sale.

Section 5.04       Judicial Foreclosure; Receivership. If any of the Indebtedness shall become due and payable and shall not be promptly paid, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Mortgagee and shall bear interest from the date of making such advance by Mortgagee until paid at the post default rate set forth in Section 2.6(c) of the Note Purchase Agreement.

Section 5.05       Foreclosure for Installments. Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Indebtedness which have not been paid when due through the courts in satisfaction of the matured but unpaid portion of the Indebtedness as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due; such sale may be made subject to the unmatured portion of the Indebtedness, and any such sale shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion of the Indebtedness this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Indebtedness without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Indebtedness.

Section 5.06       Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default or Triggering Event shall not be exhausted by any one or more sales.

Section 5.07       Possession of Mortgaged Property. Mortgagor agrees to the full extent that, in case one or more of the Events of Default shall have occurred and shall not have been remedied, then, and in every such case, Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or its agents or servants, and may exclude Mortgagor, its successors or assigns, and all persons claiming under Mortgagor, and its agents or servants wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from date of expenditure until paid at the post default rate set forth in Section 2.6(c) of the Note Purchase Agreement, all of which shall constitute a portion of the Indebtedness and shall be secured by this Mortgage and all other Collateral Documents.

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Section 5.08       Power of Sale. Without limitation of any other remedy of Mortgagees, Mortgagor hereby grants to and confers on Mortgagee the power to sell all or any portion of the Mortgaged Property in the manner and pursuant to the procedures set forth in the “Oklahoma Power of Sale Mortgage Foreclosure Act,” 46 O.S. Supp. §§ 40-49, as the same may be hereafter amended and in effect from time to time (the “Oklahoma POS Act”) or pursuant to other applicable statutory or judicial authority. If no cure is effected within the time limits set forth in the Oklahoma POS Act, Mortgagee may then proceed in the manner and subject to the conditions of the Oklahoma POS Act to send to Mortgagor and other necessary parties a notice of sale and may sell and convey the Mortgaged Property in accordance with the Oklahoma POS Act. Mortgagee may foreclose this Mortgage by exercising said power of sale or, at Mortgagee’s sole option, by judicial foreclosure proceedings as provided by law. No action of Mortgagee based upon the provisions contained herein or in the Oklahoma POS Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or the notice of sale, shall constitute an election of remedies which would preclude Mortgagee from accelerating the secured obligations and pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the requirements of the Oklahoma POS Act shall constitute sufficient notice of sale. The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with the requirements of the Oklahoma POS Act and other governmental requirements of the State of Oklahoma in effect at the time of such sale, notwithstanding any other provision contained in this Mortgage to the contrary. In the event of conflict between the provisions hereof and the Oklahoma POS Act, the Oklahoma POS Act shall control.

Section 5.09       Remedies Cumulative, Concurrent and Nonexclusive. Every right, power and remedy herein given to Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Oklahoma Uniform Commercial Code in effect and applicable to the Mortgaged Property or any portion thereof) each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

Section 5.10       No Release of Obligations. Neither Mortgagor nor any other Person hereafter obligated for payment of all or any part of the Indebtedness shall be relieved of such obligation by reason of (a) the failure of Mortgagee to comply with any request of Mortgagee or any other Person so obligated to foreclose the lien of this Mortgage or to enforce any provision hereunder or under the Note Purchase Agreement; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor or such other Person, and in such event Mortgagor and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) by any other act or occurrence save and except the complete payment of the Indebtedness and the complete fulfillment of all obligations hereunder and under the Secured Documents.

Section 5.11       Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or its stature as a first and prior lien and security interest in and to the Mortgaged Property, and without in any way releasing or diminishing the liability of any person or entity liable for the repayment of the Indebtedness. For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

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Section 5.12       Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future moratorium law or other law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement which, at Mortgagees option, such waiver may be exercised at the time of the entry of the foreclosure judgment or anytime prior thereto, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default, Triggering Event or of Mortgagee’s intention to accelerate maturity of the Indebtedness or of Mortgagee’s election to exercise or his actual exercise of any right, remedy or recourse; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Mortgage and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. Provided, however, that if the laws of any state do not permit the redemption period to be waived, the redemption period is specifically reduced to the minimum amount of time allowable by statute.

Section 5.13       Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder, under the Note Purchase Agreement or under any Secured Swap Agreement and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, this Mortgage, the Note Purchase Agreement, the Secured Swap Agreement, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

Section 5.14       Application of Proceeds. The proceeds of the Mortgaged Property or any part thereof received by Mortgagee in any proceedings for the enforcement hereof, shall be applied in accordance with the terms of the Intercreditor Agreement, and if no Intercreditor Agreement is then in effect, then in accordance with Section 2.11(f) of the Note Purchase Agreement.

Section 5.15       Resignation of Operator. In addition to all rights and remedies under this Mortgage, at law and in equity, if any Event of Default or Triggering Event shall occur and Mortgagee shall exercise any remedies under this Mortgage with respect to any portion of the Mortgaged Property (or Mortgagor shall transfer any Mortgaged Property “in lieu of” foreclosure) whereupon Mortgagor is divested of their title to the Mortgaged Property, the Mortgagee shall have the right to require that any Affiliate of the Mortgagor that is the operator of any Mortgaged Property (including Mortgagor or an Affiliate of Mortgagor) resign as operator under the joint operating agreement applicable thereto, and no later than 60 days after receipt by such Mortgagor of any such request, the Mortgagor or such other operator shall resign (or cause such Affiliate to resign) as operator of such Mortgaged Property.

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ARTICLE VI.

[RESERVED]

ARTICLE VII.

MISCELLANEOUS

Section 7.01       Release of Mortgage. Upon Security Termination, Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

Section 7.02       Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 7.03       Successors and Assigns of Parties. The term “Mortgagee” as used herein shall mean and include any legal owner, holder, assignee or pledgee of any of the Indebtedness secured hereby. The terms used to designate Mortgagee and Mortgagor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties.

Section 7.04       Satisfaction of Prior Encumbrance. To the extent that proceeds of the Note Purchase Agreement are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by Mortgagee, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with said indebtedness.

Section 7.05       Subrogation of Mortgagee. This Mortgage is made with full substitution and subrogation of Mortgagee and his successors in this trust and his and their assigns in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof.

Section 7.06       Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

Section 7.07       Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by registered or certified United States mail, postage prepaid, or by personal service (including express or courier service) at the addresses specified in Section 7.10 (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery at the address and in the manner provided herein, upon receipt; provided that, service of notice as required by the laws of any state in which portions of the Mortgaged Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice.

Section 7.08       Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

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Section 7.09       Governing Law. Insofar as permitted by otherwise applicable law, this Mortgage shall be construed under and governed by the laws of the State of Oklahoma.

Section 7.10       Financing Statement; Fixture Filing. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed or filed for record in the real estate records of each jurisdiction where any part of the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering As-Extracted Collateral, including minerals or the like (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the UCC and is to be filed for record in the real estate records of each jurisdiction where any part of the Mortgaged Property is situated. In addition, Mortgagor shall execute and deliver to Mortgagee, upon Mortgagee’s request, any financing statements or amendments thereof or continuation statements thereto that Mortgagee may require to perfect a security interest in said items or types of property. Mortgagor shall pay all costs of filing such instruments. In that regard, the following information is provided:

Name and Address of
Secured Party:	Apollo Investment Corporation,
as Administrative Agent
c.o Apollo Management, L.P.
9 W 57TH Street
New York, NY 10019

Name of Debtor:	Osage Exploration and Development, Inc.
Address of Debtor and
County of Residence

Tax I.D. Number:	26-0421736

Organizational Number:	C3093433

Owner of Record of
Real Property:	Osage Exploration and Development, Inc.

Section 7.11       Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Mortgage; and agrees that it is charged with notice and knowledge of the terms of this Mortgage; that it has in fact read this Mortgage and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Mortgage; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Mortgage; and has received the advice of its attorney in entering into this Mortgage; and that it recognizes that certain of the terms of this Mortgage result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Mortgage on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

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Section 7.12       References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Mortgage refer to this Mortgage as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Mortgage unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

Section 7.13       Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Indebtedness, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under the Note Purchase Agreement time exceeds the Highest Lawful Rate, the outstanding amount of the Notes purchased shall bear interest at the Highest Lawful Rate until the total amount of interest due thereon equals the amount of interest which would have been due if the stated rates of interest set forth in the Note Purchase Agreement had at all times been in effect. In addition, if when the Notes purchased are repaid in full the total interest due thereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due thereunder if the stated rates of interest set forth in the Note Purchase Agreement had at all times been in effect, then to the extent permitted by law, Mortgagor shall pay an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Mortgagor to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Notes purchased or be refunded to the Mortgagor. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Indebtedness.

Section 7.14       Intercreditor Agreement. Notwithstanding anything herein to the contrary, this Mortgage and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement.

Section 7.15       Integration. This Mortgage and the other Secured Documents, represent the final agreement among the parties hereto and thereto (the “Parties”) and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no unwritten oral agreements between the Parties.

[SIGNATURES BEGIN NEXT PAGE]

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EXECUTED this ___ day of April, 2012, to be effective as of April ___, 2012 (the “Effective Date”).

OSAGE EXPLORATION AND DEVELOPMENT, INC.

By:
Name:
Title:

THE STATE OF _______________	§

§

COUNTY OF _________	§

       This instrument was acknowledged before me on this ____ day of April, 2012 by ________, _______________ of Osage Exploration and Development, Inc., a Delaware corporation, on behalf of such Delaware corporation.

       WITNESS my hand and official seal the day and year last above written.

______________________________
Notary Public
My Commission No.__________________
State of

(printed name)

My commission expires:
__________________
[SEAL]

Signature Page

Oklahoma Mortgage

EXHIBIT A

See the attached.